UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

First Financial Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17122	57-0866076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Mall Drive, Charleston, South Carolina		29406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (843) 529-5933

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 6, 2010, First Financial Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Filing”) reporting that the Company entered into Change in Control Severance Agreements (the “Agreements”) with the following executive officers (the “Executives”):  R. Wayne Hall (Chief Executive Officer); Blaise B. Bettendorf (Executive Vice President and Chief Financial Officer); Charles F. Baarcke, Jr. (Executive Vice President); John L. Ott, Jr. (Executive Vice President); and C. Alec Elmore (Senior Vice President).  The Original Filing reported that any cash severance would be paid in a lump-sum payment.  The Company is filing this Amendment No. 1 on Form 8-K/A to clarify that the cash severance for Messrs. Hall, Baarcke, Ott and Elmore is payable in approximately equal installments in accordance with the Company’s regular payroll practices (but off the employee payroll) over the 12-month period commencing on the date of termination.  Other than as set forth above, this Amendment No. 1 does not modify or update any of the other disclosure contained in the Original Filings and does not reflect events occurring after the date of the Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2010, the Company entered into the Agreements with the Executives.  As a part of this action, Messrs. Hall, Baarcke, Ott and Elmore voluntarily cancelled their existing employment agreements which, in the cases of Messrs. Hall, Baarcke and Ott, would not have otherwise expired until September 30, 2012 and, in the case of Mr. Elmore, September 30, 2011.  These cancelled employee agreements contained a similar change in control benefit.

Pursuant to these Agreements if within two years following a “Change in Control” any of these Executives is terminated without “Cause” or resigns for “Good Reason” the Executive will be entitled to:

•
A cash amount equal to 2.99 times, in the case of Mr. Hall and Ms. Bettendorf, two times, in the case of Messrs. Baarcke and Ott, and one time, in the case of Mr. Elmore, the sum of (1) the Executive’s annual base salary and (2) the average of the annual bonuses paid or payable to the Executive for the three fiscal years ending before the “Date of Termination,” payable in approximately equal installments in accordance with the Company’s regular payroll practices (but off the employee payroll) over the 12-month period commencing on the date of termination for Messrs. Hall, Baarcke, Ott and Elmore and in a lump sum for Ms. Bettendorf; and

•
Three years, in the case of Mr. Hall and Ms. Bettendorf, two years, in the case of Messrs. Baarcke and Ott, and one year, in the case of Mr. Elmore, of “Employee Welfare Benefits” coverage following the Executive’s “Date of Termination.”

For definitions of the quoted terms used above and for more information regarding this matter, please see the forms of Change in Control Severance Agreement attached as Exhibits 99.1 and 99.2 to this Form 8-K/A, which replace the forms attached as exhibits 10.1 through 10.5 to the Original Filing.

Item 9.01	Exhibits
Exhibit 10.1	Form of Change in Control Severance Agreement for Messrs. Hall, Baarcke, Ott and Elmore
Exhibit 10.2	Form of Change in Control Severance Agreement for Ms. Bettendorf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.
Date: October 15, 2010	By:	/s/ Robert L. Davis
Robert L. Davis
Executive Vice President and Corporate Counsel